UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 15, 2010

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2010, Ronald K. Migita, the President, Chief Executive Officer and Chairman of the Boards of Directors of Central Pacific Financial Corp. ("CPF") and Central Pacific Bank ("CPB") announced his retirement from those positions. Mr Migita will remain as a director of CPF and CPB.

On March 15, 2010, John C. Dean was appointed as the Executive Chairman of the Boards of CPF and CPB, which appointment will become effective upon the receipt of regulatory approval. Senior management will report to Mr. Dean. In the interim pending regulatory approval, Mr. Dean will serve in an acting role in such positions.

Mr. Dean, age 62, has served for twenty-nine years in various capacities in the banking industry, including the Chief Executive Officer and then Chairman of the Board of Silicon Valley Bancshares and Silicon Valley Bank, the President and Chief Executive Officer of Pacific First Bank, the Chairman and Chief Executive Officer of First Interstate Bancorp and First Intersate Bank of Washington, the Chairman  and Chief Executive Officer  of First Interstate Bank of Oklahoma and as an executive of First Interstate System, Inc., National Funding Corporation and Bank of America. Since 2003, he has been the managing general partner of Startup Capital Ventures and has served as managing director of Tuputele Ventures Fund, a small private equity firm investing in early-stage technology companies and venture capital funds.

ITEM 8.01. Other Events

CPF has issued a press release with respect to the initiation of its Recovery Plan, which press release is attached as an exhibit to this Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(d)	The following Exhibits are filed herewith:
	Exhibit	Description

	99.1	Press release dated March 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: March 16, 2010	/s/ Ronald K. Migita
Ronald K. Migita
Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued March 16, 2010